EXHIBIT 3.2.5

AMENDED AND RESTATED BYLAWS OF

SCIMEX, INC.

(Initially adopted on September 15, 2003)

AMENDED AND RESTATED BYLAWS

of

SCIMEX, INC.

ARTICLE I

OFFICES

Section 1.               The principal office shall be in the City of Huntsville, County of Madison, State of Alabama.

Section 2.               The corporation may also have offices at such other places both within and without the State of Alabama as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.               All meetings of the shareholders for the election of directors shall be held in Huntsville, State of Alabama, at such place as may be fixed from time to time by the board of directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Alabama, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual meetings of shareholders, shall be held in January on a date designated by the directors at 10:00 a.m. at which they shall elect, by a plurality vote a Board of Directors, and transact such other business as shall properly be brought before the meeting.

Section 3.               Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat at least ten days before the date of the meeting.

Section 4.               The officer who has charge of the shares ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the shareholders entitled to vote at said election arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the election shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

Section 5.               Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of holders of not less than one-tenth of the entire capital shares of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.               Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat, not less than ten nor more than fifty days before the date fixed for the meeting.

Section 7.               Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 8.               The holders of the majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.               When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.             Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy of each share of the capital shares having power held by such shareholder, but not proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of shares shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

Section 11.             Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the articles of incorporation, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action of such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE HI

DIRECTORS

Section 1.               The number of directors which shall constitute the whole board shall not be less than one nor more than eleven. The first board shall consist of one director. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is enacted and qualified. Directors need not be shareholders.

Section 2.               Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.               The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Meetings of the Board of Directors

Section 4.               The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Alabama.

Section 5.               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.               Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.               Special meetings of the board may be called by the president on five days’ notice to each director, either personally or by mail or by telegram, special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 8.               At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.               Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

Committees of Directors

Section 10.             The board of directors may, by resolution passed by a majority or the whole board, designate one or more committees, such committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 11.             Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

Section 12.             The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Chairman of the Board

Section 13.             The board of directors at its first meeting shall choose a Chairman from among the Directors.

Section 14.             The Chairman shall have such powers as the board of directors may from time to time prescribe.

ARTICLE IV INDEMNIFICATION

Section 1.               Under the circumstances prescribed in Sections 3 and 5, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether formal or informal, and whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person in connection with such claim, action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (a) the person did not act in good faith, (b) the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (c) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained herein to the contrary, trustees, fiduciaries or agents who are serving at the request of the corporation with respect to an employee benefit plan (i) who are not employees, officers or directors of the corporation but are compensated by the corporation for their services, or (ii) who have entered into a written agreement with the corporation which sets forth a standard of care other than the ones set forth in this Section, shall not be indemnified pursuant to this Section.

Section 2.               Under the circumstances prescribed in Sections 3 and 5, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such claim, action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, action, suit or proceeding, issue or matter as to which such person shall have been adjudged to the liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding anything contained herein to the contrary, trustees, fiduciaries or agents who are serving at the request of the corporation with respect to an employee benefit plan (i) who are not employees, officers or directors of the corporation but are compensated by the corporation for their services, or (ii) who have entered into a written agreement with the corporation which sets forth a standard of care other than the ones set forth in this Section, shall not be indemnified pursuant to this Section.

Section 3.               To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Sections 1 and 2, or in defense of any issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith notwithstanding that he has not been successful on any other issue or matter in any such claim, action, suit or proceeding.

Section 4.               The corporation shall indemnify and hold harmless any person who is or was a director, officer, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the appearance of such person as a witness in any action, suit or proceeding, whether formal or informal and whether civil, criminal, administrative or investigative, including appeals, as a result of such person having occupied such office or position, or undertaken such service when such person is not a party to such action, suit or proceeding. Notwithstanding anything contained herein to the contrary, trustees, fiduciaries or agents who are serving at the request of the corporation with respect to an employee benefit plan (i) who are not employees, officers or directors of the corporation but are compensated by the corporation for their services, or (ii) who have entered into a written agreement with the corporation which sets forth a standard of care other than the ones set forth in this Section, shall not be indemnified pursuant to this Section.

Section 5.               Except as provided in Section 3 and except as may be ordered by a court, any indemnification under Sections 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, if obtainable, a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

Section 6.               Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding, as authorized in the manner provided in Section 4 above, shall be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article IV.

Section 7.               The indemnification and advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, resolution, agreement or otherwise, either specifically or in general terms, both as to action by a director, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.               The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, fiduciary, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IV.

Section 9.               For the purposes of this Article IV, the corporation shall be deemed to have requested a director, officer, employee or agent of the corporation to serve an employee benefit plan whenever the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or to participants in or beneficiaries of the plan; excise taxes assessed on such person with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines”: and action taken or omitted by such person with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation. Any indemnification under this Article IV with regard to any employee benefit plan shall apply notwithstanding any provisions of any employee benefit plan. The corporation shall include any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

Section 10.             If for any reason, any provision of this Article IV is held invalid, in whole or in part, such invalidity shall not effect any other provision or part of this Article IV not held so invalid, and each such other provision or part shall to the full extent consistent with law continue in full force and effect.

ARTICLE V

OFFICERS

Section 1.               The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

Section 2.               The board of directors at its first meeting after each annual meeting of shareholders shall choose a president from among the directors, and shall choose one or more vice-president, a secretary and a treasurer, none of whom need to be a member of the board.

Section 3.               The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4,               The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.               The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

The President

Section 6.              The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and, when prescribed by the board, at meetings of the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7.               He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

The Vice-Presidents

Section 8.               The vice-president, or if there shall be more than one, the vice-presidents in order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Secretary and Assistant Secretary

Section 9.               The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of an assistant secretary.

Section 10.             The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Treasurer and Assistant Treasures

Section 11.             The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12.             He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.             If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration of the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.             The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to the time prescribe.

ARTICLE VI

CERTIFICATES OF SHARES

Section 1.               Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2.               Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or those facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Lost Certificates

Section 3.               The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall required and/or to give the corporation a bond in such sum as it may require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be against the corporation with respect to the certificate alleged to have been lost or destroyed.

Transfers of Stock

Section 4.               Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing the Transfer Books

Section 5.               The board of directors may close the shares transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date of the allotment of rights or the date when any change or conversion of exchange of capital shares shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the shares transfer books as aforesaid, the board of directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and adjournment thereof, or entitled to receive payment of any such dividend, or to any of such allotment of rights, or to exercise the rights in respect of any such changes, conversion or exchange of capital shares, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any shares on the books of the corporation after such record date fixed as aforesaid.

Registered Shareholders

Section 6.               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the laws of Alabama.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Dividends upon the capital shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital shares, subject to the provisions of the articles of incorporation.

Section 2.               Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3.               The board of directors shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Checks

Section 4.               All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 5.               The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

Section 6.               The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Alabama”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII AMENDMENTS

Section 1.               The bylaws may be altered or repealed at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.